UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2011
T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646

(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (410) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of our stockholders was held on April 14, 2011. The proxy statement and solicitation pertaining to this meeting were previously filed with the Commission on March 4, 2011. Shares eligible to vote were 259,307,564 at the record date of February 11, 2011.
The tabulation of votes for each proposal voted on by stockholders was as follows:
Proposal 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Edward C. Bernard	199,243,556	4,150,716	77,160	28,894,336
James T. Brady	201,635,066	1,755,053	81,313	28,894,336
J. Alfred Broaddus, Jr.	201,133,103	2,266,604	71,725	28,894,336
Donald B. Hebb, Jr.	181,403,065	21,975,178	93,189	28,894,336
James A.C. Kennedy	199,900,071	3,475,492	95,869	28,894,336
Robert F. MacLellan	201,671,777	1,453,442	346,213	28,894,336
Brian C. Rogers	199,335,285	4,064,165	71,982	28,894,336
Dr. Alfred Sommer	201,763,409	1,335,274	372,749	28,894,336
Dwight S. Taylor	201,643,236	1,719,019	109,177	28,894,336
Anne Marie Whittemore	200,117,223	3,016,897	337,312	28,894,336
Proposal 2: Advisory vote on the compensation paid to our named executive officers.

For	Against	Abstain	Broker Non-Vote
199,139,118	1,730,428	2,601,521	28,894,701
Proposal 3: Advisory vote on the selection of frequency for the advisory vote on the compensation paid to our named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
176,226,170	3,350,183	21,801,692	1,533,387	29,454,336
Based on the Board of Directors’ recommendation in the proxy statement and the voting results on Proposal 3, the company has adopted a policy to hold the advisory vote on compensation paid to our named executive officers annually.
Proposal 4: Ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2011.

For	Against	Abstain
226,214,373	5,931,446	219,949

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.

By:	/s/ Kenneth V. Moreland Kenneth V. Moreland Vice President and Chief Financial Officer Date: April 18, 2011